UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 26, 2007

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION
                           OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
                           COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective September 26, 2007, the Board of Directors of Unifi, Inc. (the "Corporation") elected William L. Jasper ("Mr. Jasper") as the Corporation's President and Chief Executive Officer and R. Roger Berrier, Jr. ("Mr. Berrier") as the Corporation's Executive Vice President of Sales, Marketing and Asian Operations.  In connection with the appointment of Mr. Jasper as the Corporation's President and Chief Executive Officer, Mr. Stephen Wener stepped down as the Corporation's "acting" Chief Executive Officer, but will remain the Chairman of the Board of Directors.  On the same date, the Board of Directors of the Corporation also appointed Messrs. Jasper and Berrier to the Board of Directors of the Corporation.  Both individuals were appointed to terms expiring at the Corporation's 2007 Annual Meeting of Shareholders, and they will be nominated to stand for election by the shareholders of the Corporation for one year terms. Furthermore, both Mr. Jasper and Mr. Berrier were appointed to the newly created Executive Committee of the Corporation's Board of Directors.

Mr. Jasper, age 54, has been employed by the Corporation since September 2004 and has been Vice President of Sales since 2006.  Prior to 2006, Mr. Jasper was the Corporation's General Manager of the Polyester segment, having responsibility for all natural polyester businesses. He joined the Corporation following the purchase of the Kinston polyester POY assets from INVISTA in September 2004. Prior to joining the Corporation, he was the Director of INVISTA's Dacron polyester filament business. Before working at INVISTA, Mr. Jasper held various management positions in operations, technology, sales and business for DuPont since 1980. Mr. Berrier, age 38, has been employed by the Corporation since 1991 and has been Vice President of Commercial Operations since April 2006.  Prior to that Mr. Berrier had been the Corporation's Commercial Operations Manager responsible for corporate product development, marketing and brand sales management from April 2004 to April 2006. Mr. Berrier joined the Corporation in 1991 and has held various management positions within operations, including international operations, machinery technology, research & development and quality control. There are no transactions to which the Corporation or any of its subsidiaries is a party and in which Mr. Jasper or Mr. Berrier, or any member of their immediate families, has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K, other than their compensation as officers of the Corporation. Mr. Jasper's compensation for the fiscal year ended June 24, 2007 was disclosed in the Corporation's definitive proxy statement, as amended, for its 2007 Annual Meeting of Shareholders filed on October 1, 2007.  For the fiscal year ended June 24, 2007, Mr. Berrier received a total compensation of $380,973 from the Corporation, which was comprised of salary, bonus, the amount expensed by the Corporation for any options awarded, and the cash value of other perquisites.

On September 26, 2007, the Corporation issued a press release announcing, among other things, the appointment of Messrs. Berrier and Jasper to their new positions and to the Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release disseminated on September 26, 2007 by the Corporation

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   UNIFI, INC.

                                                    By:               /s/ CHARLES F. MCCOY
                                                                            Charles F. McCoy
                                                                             Vice President, Secretary and General Counsel

Dated:  October 1, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release disseminated on September 26, 2007 by the Corporation